For Immediate Release Investors: Media: Ramesh Shettigar Eileen L. Beck (717) 225-2746 (717) 225-2793 ramesh.shettigar@glatfelter.com eileen.beck@glatfelter.com GLATFELTER ANNOUNCES CLOSURE OF OBER-SCHMITTEN, GERMANY FACILITY ~ Action taken as part of Company’s Turnaround Strategy to Divest Unprofitable Non-Core Assets ~ CHARLOTTE, North Carolina – May 31, 2023: Glatfelter Corporation (NYSE: GLT), a leading global supplier of engineered materials, today announced that it is closing its Ober-Schmitten, Germany, facility due to the ongoing financial underperformance of the electrical and glassine specialty papers manufactured at the site. The actions taken are part of the Company’s turnaround strategy that is aimed at improving the financial performance of the overall business. The Ober- Schmitten facility, part of the Composite Fibers segment, has approximately 180 employees and is located in Nidda, Germany, with an associated sales office in Suzhou, China. The Ober-Schmitten Economic Committee and Works Council were notified of the closure and negotiations regarding a compromise of interest and social plan will begin immediately. “This site has faced continued challenges from escalating energy, raw material and labor inflation, increased competition, and most recently, declining markets,” said Mr. Thomas Fahnemann, President and Chief Executive Officer. “We increased prices for the electrical and glassine products in the fourth quarter of 2022 to avoid further losses and subsequently, we lost meaningful business to our competition. Through this process, it became evident that Glatfelter is unable to compete in this market without a significant investment to streamline operations and substantially reduce the site’s overall manufacturing costs for these non-core products.” Mr. Fahnemann continued, “The decision to close Ober-Schmitten followed an extensive process undertaken by management to assess all options for the facility, including a potential sale of the operation. Unfortunately, all attempts to find a new owner who could invest in restoring the site’s long-term viability did not lead to a successful outcome. Today’s announcement was not taken lightly given the impact it will have on our employees, their families, and the overall local community. I want to take this opportunity to thank our employees for their years of dedicated service and many contributions to Glatfelter. In addition, we are grateful for the support of the regional and local community, especially the government officials, and know we can continue to rely on their support in the months ahead.” Total estimated costs associated with closing the Ober-Schmitten facility will be dependent on the final social plan and related employee separation costs, along with shuttering the operation. Caution Concerning Forward-Looking Statements Any statements included in this press release that pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. The risks, uncertainties and other unpredictable or uncontrollable factors are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) in the Risk Factors section and under the heading “Forward-Looking Statements” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this N E W S R E L E A S E Corporate Headquarters 4350 Congress Street Suite 600 Charlotte, NC 28209 U.S.A. www.glatfelter.com Contacts:

press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. About Glatfelter Glatfelter is a leading global supplier of engineered materials with a strong focus on innovation and sustainability. The Company’s high quality, technology-driven, innovative, and customizable nonwovens solutions can be found in products that are Enhancing Everyday Life®. These include personal care and hygiene products, food and beverage filtration, critical cleaning products, medical and personal protection, packaging products, as well as home improvement and industrial applications. Headquartered in Charlotte, NC, the Company’s 2022 net sales were $1.5 billion. As of December 31, 2022, we employed approximately 3,250 employees worldwide. Glatfelter’s operations utilize a variety of manufacturing technologies including airlaid, wetlaid and spunlace with sixteen manufacturing sites located in the United States, Canada, Germany, the United Kingdom, France, Spain, and the Philippines. The Company has sales offices in all major geographies serving customers under the Glatfelter and Sontara® brands. Additional information about Glatfelter may be found at www.glatfelter.com.